Item 13(a)(4). Exhibits

Change in Independent Registered Public Accounting Firm

At a meeting held on November 23, 2021, the Board of Trustees of Columbia Funds Series Trust II, upon recommendation of the Audit Committee, approved the appointment of Cohen & Company, Ltd. (Cohen) as the independent registered public accounting firm for the Fund. Effective November 10, 2021, KPMG, LLP (KPMG), the independent registered public accounting firm for the Fund's fiscal year ended August 31, 2021, was dismissed.

KPMG's reports on the financial statements of the Fund as of and for the fiscal years ended August 31, 2021 and August 31, 2020 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal years and through the November 10, 2022, there were no: (1) disagreements between the Fund and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Fund's financial statements for such periods, or (2) reportable events as defined under the Securities Exchange Act of 1934, as amended.

At a meeting held on November 4, 2022, the Board of Trustees of Columbia Funds Series Trust

II(the "Trust"), of which each of the Funds listed below (each a Fund, and together, the Funds) is a series, upon recommendation of the Audit Committee, approved and appointed PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm for each of the below-listed Funds for the fiscal year ending August 31, 2023. Effective November 16, 2022 (the Dismissal Date), Cohen, the independent registered public accounting firm for the below-listed Funds' fiscal year ended August 31, 2022, was dismissed.

Funds

Columbia Integrated Large Cap Growth Fund

Columbia Integrated Large Cap Value Fund

Columbia Integrated Small Cap Growth Fund

Columbia Pyrford International Stock Fund

Columbia Ultra Short Duration Municipal Bond

Fund

Cohen's report on the financial statements of each Fund as of and for the fiscal year ended August 31, 2022 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal year and through the Dismissal Date, there were no: (1) disagreements between the Funds and Cohen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Cohen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Funds' financial statements for such period, or (2) reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

During the fiscal year ended August 31, 2022, neither the Fund, nor anyone on its behalf, consulted PwC regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on the Fund's financial statements, or (3) any matter that was either the subject of a disagreement or a reportable event, as such terms are described in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Neither the Trust, nor anyone on its behalf, consulted with PwC regarding the above-listed Funds, during the fiscal years ended August 31, 2021 and August 31, 2022 and through the Dismissal Date, on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds' financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K under the Securities Exchange Act of 1934, as amended) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

The Trust has requested that Cohen furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Cohen to the U.S. Securities and Exchange Commission is filed as an exhibit hereto.

May 1, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen,

We have read the statements made by Columbia Funds Series Trust II under Item 13(a)(4) of its Form N"CSR to be filed on May 1, 2023, and we agree with the statements concerning our firm.

Very truly yours,

Cohen & Company, Ltd.

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fa x | cohencpa.com

Registered with the Public Company Accounting Oversight Board